Exhibit 99.2

AUTOWEB, INC
Moderator: Sean Mansouri
March 8th, 2018
5:00 p.m. ET

OPERATOR:
This is conference # 1396037

Operator:
Good afternoon, everyone, and thank you for participating in today’s conference call to discuss AutoWeb’s Financial Results for the Fourth Quarter and Full Year Ended December 31, 2017.

Joining us today are AutoWeb’s President and CEO, Jeff Coates; the company’s CFO, Kimberly Boren; and the company’s outside Investor Relations Adviser, Sean Mansouri, with Liolios Group.

Following their remarks, we will open up the call for your questions.

I would now like to turn the call over to Mr. Mansouri for some introductory comments.

Sean Mansouri:
Thank you. Before I introduce Jeff, I’ll remind you that during today’s call, including the question-and-answer session, any projections and forward-looking statements made regarding future events or AutoWeb’s future financial performance are covered by the safe harbor statements contained in today’s press release, the slides accompanying this presentation and the company’s public filings with the SEC.

Actual events may differ materially from those forward-looking statements. Specifically, please refer to the company’s Form 10-K for the full year ended December 31, 2017, which we anticipate filing on or before March 15, 2018, as well as other filings made by AutoWeb with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

There are slides included with today’s presentation to help illustrate some of the points being made and discussed during the call. The slides can be accessed by visiting AutoWeb’s website at autoweb.com. When there, go to Investor Relations and then click on Events and Presentations.

Please also note that during this call and/or in the accompanying slides, management will be disclosing non-GAAP income and non-GAAP EPS, and for year-over-year comparisons, prior year results with the exception of cash flow from operations for all periods presented are adjusted to exclude the company’s specialty finance leads product, which was divested on December 31, 2016. These are non-GAAP financial measures as defined by SEC Regulation G.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in today’s press release and/or in the slides, which are posted on the company’s website.

And with that, I’ll turn the call over to Jeff.

Jeffrey Coats:
Thank you, Sean. Good afternoon, everyone. As announced earlier today, the Board of Directors and I have been discussing a succession plan for several months. After more than a decade of leading AutoWeb and 20 years on its Board of Directors, and after the board completes this process and a new CEO is named during the coming month, I will be stepping down to begin the next phase of my life.

Also announced earlier today, Kimberly Boren will be stepping down as Chief Financial Officer to pursue another opportunity. The company will initiate a search for a new permanent CFO, but is in very good hands with Senior Vice President and Controller, Wesley Ozima, as Interim Chief Financial Officer, as he has served in AutoWeb’s finance and accounting organization for nearly 14 years. We thank him (sic) [her] for her many years of service and wish her all the best in her future endeavors.

Despite recent struggles with our traffic acquisition, we’ve dramatically increased the company’s addressable market over the last several years through targeted acquisitions while establishing AutoWeb as the largest supplier of online leads to every major OEM in the country.

During the fourth quarter, demand for leads and clicks from our customers remain strong, however, we were unable to fully meet this demand due to higher traffic acquisition costs. This led to lower revenue and profitability than we had previously anticipated. While our Q4 results certainly were not acceptable, we believe we’ve been taking the appropriate actions to address these traffic issues and mitigate the impact to profitability. Just last month, we realigned our headcount and expect to reduce operating expenses by $2 million on an annual basis.

Before commenting any further, I’d like to turn the call over to Kim, and have her take us through the important details of our Q4 financial results. Kim?

Kimberly Boren:
Thanks, Jeff, and good afternoon, everyone. As noted in our press release today, for year-over-year comparative purposes, the results for all periods presented and discussed on our call today exclude our specialty finance leads product, which was divested on December 31, 2016.

For those of you following along with our earnings presentation, on Slide 3, you can see that our fourth quarter revenue came in at $33.3 million, down from $39 million in the adjusted year-ago quarter. The decline in revenue was due to unfulfilled demand for our leads as a result of higher traffic acquisition costs as well as channel mix issues resulting from a lower retail dealer count, partially offset by continued strong growth of advertising click revenues, which increased 23% to $7.9 million.

Moving to Slide 6. You’ll see that we delivered approximately $1.8 million automotive leads during the fourth quarter compared to $2.3 million last year, a reduction resulting primarily from the traffic issues discussed earlier. Note that this lead volume reflects all leads sold to both the retail and wholesale channels. As a reminder, the retail channel comprises leads sold directly to dealers whereas our wholesale channel, primarily reflects leads sold to OEMs that are then distributed to dealers and their corporate leads program at the OEM’s discretion.

And on Slide 7, you’ll see that dealer count stood at 24,242 at December 31, up from 24,191 at the end of Q3. Note that the increase was largely driven by increased dealers on our OEM wholesale program, partially offset by a decline in retail dealers.

Similar to our leads breakout, this dealer count reflects all of the dealers we sell leads to, including both the wholesale and retail channels for new cars.

Moving on to advertising. As mentioned earlier, our advertising revenues increased 14% to $9.2 million compared to $8.1 million in the year-ago quarter. The increase was due to continued strong growth in input revenues.

On Slide 8, you’ll see click revenues increased 23% to a record $7.9 million compared to $6.4 million in the same period last year. The increase was driven by higher foot volumes into our wholesale channel.

Now moving to Slide 9. Gross profit during the fourth quarter was $8.1 million compared to an adjusted $14.2 million in the year-ago quarter, with gross margin coming in at 24.4% compared to an adjusted 36.5%.The decline was driven by higher consumer acquisition costs as well as amortization costs associated with DealerX. Total operating expenses in the fourth quarter were $48.4 million compared to an adjusted $12.4 million last year.

The increase was largely driven by a onetime noncash goodwill impairment charge of $37.7 million. We evaluate the carrying value of enterprise goodwill for impairment at a minimum on an annual basis. During 2017, we performed our annual impairment tax, effective October 1, by comparing the carrying value of AutoWeb to its fair value based on market capitalization at that date. This resulted in the $37.7 million charge.

On a GAAP basis, net loss in the fourth quarter was $65.8 million or $5.22 per share on 12.6 million shares compared to adjusted net income of $1.4 million or $0.10 per share on 13.4 million shares in the year-ago quarter. The decrease was driven by the aforementioned goodwill charge as well as the $25.4 million noncash tax charge, primarily related to the Tax Cuts and Jobs Act and a valuation allowance on our remaining balance.

For the fourth quarter, non-GAAP income, which adds back amortization on acquired intangibles, noncash stock-based compensation, acquisition costs, severance costs, gain or loss on investment or sale, litigation settlements, goodwill impairment and income taxes, was $0.1 million or $0.01 per share compared to an adjusted $4.7 million or $0.35 per share in the fourth quarter of 2016. The decline was primarily driven by lower revenue in gross margins, resulting from the aforementioned challenges with traffic supply.

Cash used in operations in the fourth quarter was $1 million compared to cash provided by operations of $6.2 million unadjusted in the prior year quarter. We also repurchased $0.7 million of stock during the fourth quarter and have an additional $2.3 million authorized for future purchases.

On Slide 10, you’ll see that our cash balance remains strong, with cash and cash equivalents of $25 million at December 31, 2017, compared to $38.5 million at December 31, 2016. The decrease was driven by debt paydowns, stock repurchases, the DealerX licensing agreements and the usedtrucks.com URL purchased in 2017. Total debt at December 31, 2017, was reduced to $9 million compared to $23.1 million at the end of 2016.

In closing, it has been a pleasure being part of AutoWeb and leading its finance and accounting organization over the last 10 years. And I will do everything I can to ensure a successful transition of the role to Wes and the team.

With that, I’ll now turn the call back over to Jeff. It’s been a pleasure.

Jeffrey Coats:
Thank you, Kim. As I mentioned earlier, we experienced significant challenges with traffic acquisition during the fourth quarter. We were click trending quite positively at the end of the third quarter before hitting somewhat of a wall in October. We believe this was in large part due to dramatically greater SEM spend from several of our competitors, which ultimately drove up our prices to acquire traffic. For context, we spend approximately $6 million to $7 million per month with our largest traffic suppliers, while it’s our understanding that some of our competitors have each been spending upwards of $25 million per month to acquire traffic during Q4.

As I’ve stated in the past, we remain committed to profitability over growth and will not spend excessive amounts on traffic acquisition to satisfy growth objectives. Ultimately, we do not believe this estimated level of spending from our competition is sustainable. So while our near-term results are being impacted, we do expect market conditions to normalize over the course of the year, which should then enable us to acquire traffic at a more reasonable cost. Despite the rising cost, we will continue to work with our traffic partners to optimize our SEM methodologies and rebuild our high-quality traffic streams so that the company can be prepared to return to growth as market conditions normalize.

Due to the competitive dynamics discussed and the anticipated management transition, we cannot provide an exact timeframe to this resolution. However, note that the company will prudently manage its cost structure to maintain profitability as reflected by the headcount realignment discussed earlier. A few weeks ago, Billy Ferriolo resigned due to personal reasons. He was one of the founders of the Tampa-based company we acquired in 2010, which was instrumental in AutoWeb’s successful growth over the past several years. Our strong team in Tampa remains in place and has received increased support from Google to assist in the continued recovery of our consumer acquisition efforts. We also wish Billy all the best in his future endeavors as well.

We also remain in the early stages of implementing the new DealerX ROiQ platform. As you may recall, we licensed the ROiQ technology from DealerX in October of last year. This technology records countless consumer-driven behavioral events online and scores them in real time to determine what content to show a consumer across multiple devices. We plan to utilize this technologies to support both our clicks and leads products as we can target the right consumer and monetize the event in multiple ways.

In addition to the monetary benefits, the DealerX platform provides us with an entirely new source of traffic which builds upon our strategy to diversify our consumer acquisition partners, especially given the competitive dynamics mentioned earlier. It’s important to note that we have the exclusive rights as to other third-party service providers like ourselves to use the DealerX technology to generate leads, traffic and other results and output for the auto industry.

In our clicks business, we continue to increase click volumes with existing clients and have added new dealers, OEMs and advertising customers. As I’ve mentioned in the past, our strong growth in clicks up to this point has only come from a small number of customers, so there’s plenty of room for ongoing growth. It should also be noted that even though we have seen strong growth in click revenue, this growth has been limited by the elimination of lower quality traffic campaigns beginning in Q2 2017.

On Slide 14, you’ll see that J.D. Power LMC Automotive is forecasting 2018 total light vehicle sales to be just under 17 million units, a decrease of 1.4% from 2017. And retail light vehicle sales are forecasted at 13.7 million units, which is a 1.7% decrease from last year. As noted in our press release today, given the anticipated management changes at this time, we will not be issuing a 2018 business outlook.

Though we find ourselves in a challenging period as we work to restore our retail dealer footprint and traffic acquisition methodologies, we continue to have robust relationships with our OEM partners and they continue to have strong demand for our core leads and traffic products. We are still in the early stages of expanding and optimizing our proprietary AutoWeb traffic solutions and demand for high-quality website traffic in the automotive industry continues to grow.

Also, while we’re committed to prudently managing our expenses during this management transition, we are actively enhancing the experience and capabilities of our strong portfolio of consumer-facing automotive research sites, which includes usedcars.com, car.com, autoweb.com, usedtrucks.com and autobytel.com.

As we continue to optimize our consumer acquisition practice, we are embracing new platforms and strategies as we look to accelerate the diversification of our revenue and traffic streams.

Operator, at this time, we will open the call for questions.

Operator:
Thank you, sir. Ladies and gentlemen, if you have a question at this time, pleas press star then one on your touchtone telephone. If your question has been answered or you wish to remove yourself from the queue, please press the pound key. To prevent any background noise, we ask that you please place your line on mute once your question has been stated. Our first question comes from Sameet Sinha of B. Riley FBR.

Sameet Sinha:
A couple of questions here. So one thing about traffic. So how -- I agree you’re not giving guidance, but how are the trends been so far in Q1? Are you seeing the same pressures you saw in Q4, and that’s how we should be thinking about for the next -- for the foreseeable future until a resolution is reached there? Or is this -- are the trends worsening at this point? Secondly, can you talk about -- you spoke about some cost-cutting initiatives. And it’s -- where exactly are you taking those cuts? Some details will be helpful.

Kimberly Boren:
Sameet, the trends have been choppy in the first quarter. So in January and February, it was consistent with what we’re seeing in the fourth quarter. March is improving significantly. And so it’s too early to tell, but for your assumptions and modeling, I would probably assume the same trends for the balance of the year. In regards to the headcount that came out, it was really across all functions.

It was focused a little bit heavier on our operations in Los Angeles, which was some of the consumer-facing and data operations, we’ve gone ahead and consolidated those functions into Irvine. But again, overall, it was across multiple functions.

Operator:
Our next question comes from Ed Woo of Ascendiant Capital.

Ed Woo:
I had a question in terms of the industry. 1% decline doesn’t seem like (inaudible). Is there anything that we should be aware of that’s going to affect on how dealer and OEM spends for leads next year?

Jeffrey Coats:
I don’t think it will have a negative impact on the way dealers or OEMs spend for leads next year. If anything, it may help. I mean what we normally see is when foot traffic and the dealership starts slowing down, they turn to their other traffic sources, lead providers, leads of their own websites, some things like that. So I think we’re in a period right now that is probably reasonably positive for those of us in the digital marketing business.

Ed Woo:
Great. And then another question I have is -- last year, you guys were talking, talked, about wrapping up your used car business. Is that -- how is that going?

Jeffrey Coats:
We are still investing behind the used car business. It has been impacted somewhat by our ongoing traffic issues, but it is still a priority for us and it is still something that we’re expanding resources on. And we do still believe it is a very big opportunity for us as we continue to grow towards it.

Ed Woo:
Great. And then my last question is, obviously, you guys have made some changes to kind of offset the traffic issues. But what do you think are some of the biggest risks that could possibly change that? And how much of it is you can get competitors spend versus any type of algorithm changes by Google?

Jeffrey Coats:
I would say, based on our pretty extensive conversations with our friends at Google, this is not algorithm changes. It’s just broad dollars coming into the market. I think if you look back at what happened in the -- probably beginning in the second quarter, but really pronouncedly picking up in the third and fourth quarters, particularly as some of the folks that we compete against came into the market, other new models like (inaudible), which we do not really compete against, but which is also spending heavily in the SCM markets.

There’s just massive amounts of traffic coming into the markets. Our understanding is CarGurus, Cars.com, Autotrader. I mean we can see some level of that in the search markets themselves, but you can also read about it just by reading what their commentaries are and their quarterly results and/or in the original S-1s.They certainly want to come out of the gates with some strong growth rates, and a really great way to do that is to spend a lot of money.

And by traffic, I think most of us in the industry, most of the people that we talk to don’t believe, however, those spending levels are sustainable. So it should settle down as we move into 2018, but that does remain to be seen.

Operator:
Our next question comes from Gary Prestopino of Barrington Research.

Gary Prestopino:
I was going to ask that you mentioned competitors that were spending, but fully aware of what some of these other online platforms are doing. But I guess the question that I would have is, is this a permanent kind of secular shift change, Jeff? I mean you say that you don’t think they can keep spending money like this, but Autotrader’s not public. I know they’re having their own internal problems, but Cars.com and CarGurus are, and they’re basically meeting or exceeding their numbers, so at least in this latest quarter when there was some heightened spending. So any commentary you could share, your thoughts on that, would be very helpful.

Jeffrey Coats:
Gary, I certainly don’t have a crystal ball, and I certainly don’t have any inside knowledge. But from talking to people in the search business and around the automotive industry that have seen things like this happened in the past, the expectation is that they just cannot continue to spend at these really extremely high levels for extended periods of time. Now, right now, neither one of them, as I understand it is -- or certainly one of them is not being measured based upon on their bottom line margins at all, they’re only being measured on growth.

And it will maybe a little easier for them to continue to spend some of those dollars, but again, we just don’t think it’s sustainable over an extended period of time. We could be wrong. It could be a secular shift. But from talking to experts and our partners on the search side, they, at least, at this point, don’t think that, that’s the case. We are expanding our search partners. We are doing more with Facebook and Credio and Instagram. We have also done this new license with DealerX that we’re still in a very, very, very early phases of implementing.

So we remain hopeful that we can, in fact, get our traffic generation back at the levels that we needed to be at in the margin profiles that we needed to be. But obviously, we have some work cut out for us to do that.

Gary Prestopino:
Yes, okay, that’s fine. And then could you -- Kim, could you maybe just into -- with this goodwill impairment, with $38 million, which is more than 30% of your preannounced equity value in the market. So is this really pertaining to valuations that were assigned to the acquisitions? And that the acquisitions are not delivering returns that you expected? Or is it something else that’s closing this write-down?

Kimberly Boren:
That’s a good question, Gary. I wouldn’t say that the acquisitions are not delivering the returns that were expected since the goodwill is not an asset that you amortize. I would say that because of the performance in the lead side of the business, that impacted the stock, which is the primary factor in the valuation. So that’s what the driving factor is, less from a cash flow and a business perspective and more so from a market perspective.

Jeffrey Coats:
And for what it’s worth what the measurement date of October 1, which is the measurement date we’ve been using every year for several years, was very close to our 52-week low trading price. It’s not right on it, but certainly very close to it. And so it’s one of those “perfect storm” kind of situations. And then you know the tax law changes which affected the write-downs we had to take in our tax assets also exacerbated this, because it puts us in a negative 3-year EBITDA position as part of doing all that.

Operator:
Thank you. And again, ladies and gentlemen, if you do have a questions at this time, please press star then one on your touchtone telephone. Our next question comes from Bruce Goldfarb of Lakestreet Capital.

Bruce Goldfarb:
Jeff, Kim, just a few questions. The lead business, given the contraction of ‘17, when do you guys think -- when do you expect it to start to stabilize?

Jeffrey Coats:
We are still in the midst of working to stabilize it. I think that it’s not a demand problem that we have, it’s a supply problem. If we equally had a demand problem, we’d be a whole lot more worried about it. But it’s really almost entirely a supply problem. So as we continue to rebuild our traffic supplies, as we continue to improve the margin coming out of our traffic supply, we should be able to rebuild leads.

I mean, leads are pretty standard, they’re pretty basic. It’s somebody’s name and telephone number and e-mail address and maybe their address and no matter what a dealer does, no matter what social methodology they use, no matter what a salesman does, they need to capture that information to have an ongoing dialogue with the consumer. And we’re kind of the front line of that. So it’s not that leads are out-of-favor, it’s simply right now, we’re just having a real supply issue.

And we do expect to work through that. We do expect to make progress on that during the course of this year. Our new DealerX license, we think will help, but we also think we’ll see some help coming out of our own direct relationships with Facebook and Credio and other players like that, as we began to generate more traffic from them as well.

Bruce Goldfarb:
Okay. And then, do you expect any material contribution from used car leads in ‘18? And when do you think those -- so when do you think -- what part of the year do you think that’ll start to show or start to have an impact?

Jeffrey Coats:
I would say, honestly, we will start seeing some benefits from used car leads during the course of the year, but it’s not going to be as robust as we would have initially expected, again, in part because of the ongoing traffic issues. The traffic issues that use just the way they do knew and so we definitely are still feeling that impact, unfortunately.

Bruce Goldfarb:
And then PTC has performed well. And I know you’re not really projecting it in ‘18, but what -- I don’t know, could you guesstimate a growth rate for ‘18 for that segment?

Jeffrey Coats:
We would probably still expect it to grow nicely during the course of this year. It has impacted somewhat by our ongoing traffic issues, but we would still expect it to grow at a double-digit rate this year.

Operator:
Thank you. And ladies and gentlemen, this does conclude our question-and-answer session. I would now like to turn the call back over to Mr. Coats for closing remarks.

Jeffrey Coats:
Thank you all for joining today. I know the conversation was not the most heartwarming or what you wanted to hear. 2017 was a tough year for us. But certainly, we made a lot of progress in identifying where our issues are. We are working hard to address those during 2018.

I want to thank everybody for joining us today. I also sincerely want to thank our team of extremely dedicated employees for all of the hard work and all of the extra hours that they’ve been putting in over the many, many months we’ve been working through this.

And in closing, I’d also like to personally thank Kim Boren for her insights and hard work and dedication to the company over the years she’s been here. It has been a true pleasure to work with you, Kim. So thank you very much.

Kimberly Boren:
Thank you, Jeff. Likewise.

Jeffrey Coats:
Thank you, operator.

Operator:
Ladies and gentlemen, this does conclude today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.

END

NASDAQ: **AUTO**

autoweb

Q4 & FY 2017 Results Presentation

March 8, 2018

Copyright © 2018 AutoWeb, Inc.

NASDAQ: AUTO

Safe Harbor Statement and Non-GAAP Disclosures

The statements made in the accompanying conference call or contained in this presentation that are not historical facts are forward-looking statements under the federal securities laws. Words such as "anticipates," "could," "may," "estimates," "expects," "projects," "intends," "plans," "believes," "will" and words of similar substance used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company expects that its recent realignment of its headcount will reduce operating expenses by $2 million on an annual basis; (ii) the company remains committed to profitability over growth, and will not spend excessive amounts on traffic acquisition to satisfy growth objectives, that the company does not believe that the company's estimated level of traffic acquisition spending by its competition is sustainable, such that while the company's near-term results are being impacted, the company expects market conditions to normalize over the course of the year, which should enable the company to acquire traffic at a more reasonable cost; (iii) that the company will prudently manage its cost structure to maintain profitability, as reflected by the company's recent headcount realignment; and (iv) the company plans to get the RoiQ platform from DealerX ramped as quickly as possible to accelerate the diversification of its revenue and traffic streams, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (which is anticipated to be filed on or before March 15, 2018), and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of AutoWeb and the market price of the Company's stock.

This presentation includes non-GAAP financial measures as defined by SEC Regulation G. AutoWeb's definitions of the non-GAAP financial measures used in this presentation and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the appendix of this presentation. In addition to the foregoing non-GAAP financial measures, for year-over-year comparisons, prior year results for all periods presented are adjusted to exclude the company's specialty finance leads product, which was divested on December 31, 2016, which comparisons and prior year results are also non-GAAP financial measures as defined by SEC Regulation G. The company's management believes that presenting non-GAAP income and non-GAAP EPS and the adjusted year-over-year comparisons and prior year results provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company's net operating loss (NOL) tax credits and recent acquisitions and divestitures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure.

2

autoweb

Q4 2017 Financial Summary[1]

NASDAQ: AUTO

(vs. YoY)

- **Revenues** were $33.3 million vs. $40.4 million (adj. $39.0 million)
- **Advertising revenues** up 14% to $9.2 million
- **Click revenues** increased 23% to $7.9 million
- **Net Loss** was $65.8 million or $(5.22) per share, largely due to one-time non-cash charges
- **Non-GAAP income[2]** was $0.1 million or $0.01 per share

1) For comparative purposes, prior year results exclude the company's specialty finance leads product, which was divested on December 31, 2016. See appendix for reconciliation.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs, acquisition related expenses, goodwill impairment, plus litigation settlements. See appendix for reconciliation.

Click Revenues Continue Strong Growth Rate

3

autoweb

Full Year 2017 Financial Summary[1]

NASDAQ: AUTO

(vs. YoY)

- **Revenues** were $142.1 million vs. $156.7 million (adj. $150.4 million)
- **Advertising revenues** up 39% to $34.1 million
- **Click revenues** increased 56% to $28.3 million
- **Net Loss** was $65.0 million or $(5.48) per share, largely due to one-time non-cash charges
- **Non-GAAP income[2]** was $8.5 million or $0.64 per share

1) For comparative purposes, prior year results exclude the company's specialty finance leads product, which was divested on December 31, 2016. See appendix for reconciliation.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs, acquisition related expenses, goodwill impairment, plus litigation settlements. See appendix for reconciliation.

Click Revenues Continue Strong Growth Rate

4

Quarterly Revenue[1]

NASDAQ: AUTO

Automotive Leads & Services
Advertising
(millions)
$24.5
1.6
22.9
$24.6
1.6
23.0
$28.8
2.0
26.8
$38.5
3.2
35.3
$34.8
3.7
31.1
$34.6
3.8
30.8
$34.6
5.3
29.3
$42.2
7.4
34.9
$39.0
8.1
30.9
$37.3
8.0
29.4
$34.6
8.0
26.6
$36.9
8.9
27.9
$33.3
9.2
24.1
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17
Q4'17

- **Q4'17 Advertising:** Up 14% YoY due to continued strong growth of click revenues.
- **Q4'17 Automotive Leads & Services:** Decline due to higher traffic acquisition costs.

1) For comparative purposes, all prior results exclude the company's specialty finance leads product, which was divested on December 31, 2016. See appendix for reconciliation.

Q4 Advertising Revenue up 14% YoY

5

autoweb

Total Lead Volume

NASDAQ: AUTO

(millions)
New Car Leads
Used Car Leads
1.6
0.2
1.4
Q4'14
1.6
0.2
1.4
Q1'15
2.0
0.3
1.7
Q2'15
2.8
0.5
2.3
Q3'15
2.4
0.4
2.0
Q4'15
2.3
0.4
1.8
Q1'16
2.1
0.3
1.8
Q2'16
2.6
0.4
2.2
Q3'16
2.3
0.3
2.0
Q4'16
2.2
0.4
1.8
Q1'17
2.0
0.4
1.6
Q2'17
2.1
0.4
1.7
Q3'17
1.8
0.3
1.5
Q4'17

- **Total lead volume** slightly down due the elimination of certain traffic campaigns and higher traffic acquisition costs.
- In Q4’15 & Q2’17, the company initiated a high-quality leads supply initiatives.

6

AutoWeb Footprint – Dealers

NASDAQ: AUTO

New Car Franchises
23,989
24,201
24,294
24,521
24,243
24,817
25,000
25,049
24,852
24,930
24,464
24,191
24,242
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16[1]
Q1'17
Q2'17
Q3'17
Q4'17

- Total dealer count reflects our entire dealer network receiving leads, including both OEM/wholesale and retail dealers.
- AutoWeb delivers leads to approximately 75% of all franchise dealers in the U.S.

1) The decrease in dealer count in Q4'16 was driven by Toyota's discontinuation of the Scion brand.

7

Click Product Continues to Accelerate

NASDAQ: AUTO

- Q4 click revenues up 23% YoY, reflecting significant volume growth and expanding revenue per click

Click Revenue
(millions)
$0.4
$0.4
$0.7
$1.4
$2.0
$2.6
$3.7
$5.5
$6.4
$6.5
$6.5
$7.4
$7.9
Up 23% YOY
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15[1]
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17
Q4'17

1) Acquired AutoWeb October 1, 2015.

8

autoweb

Financial Overview[1]

NASDAQ: AUTO

	2016				2017				YTD	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2016	2017
Revenue ($M)	$34.6	$34.6	$42.2	$39.0	$37.3	$34.6	$36.9	$33.3	$150.4	$142.1
Gross Profit ($M)	$13.2	$13.5	$15.3	$14.2	$12.9	$10.6	$11.1	$8.1	$56.2	$42.8
Gross Margin	38.2%	39.1%	36.2%	36.5%	34.6%	30.7%	30.1%	24.4%	37.4%	30.1%
Operating Expenses ($M)	$14.2	$12.7	$11.2	$12.4	$11.7	$10.4	$10.8	$48.4	$50.5	$81.4
Operating Margin	-2.9%	2.4%	9.7%	4.8%	3.2%	0.7%	0.7%	-120.9%	3.8%	-27.1%
Net Income ($M)	($0.7)	$0.4	$2.6	$1.4	$0.5	$0.3	$0.1	($65.8)	$3.7	($65.0)
GAAP EPS Diluted	($0.07)	$0.03	$0.20	$0.10	$0.04	$0.02	$0.01	($5.22)	$0.26	($5.48)
Non-GAAP Income ($M)	$2.8	$3.0	$6.3	$4.7	$3.5	$2.5	$2.4	$0.1	$16.8	$8.5
Non-GAAP EPS	$0.21	$0.23	$0.47	$0.35	$0.26	$0.19	$0.18	$ 0.01	$1.26	$0.64
Cash ($M)	$24.0	$27.1	$32.7	$38.5	$39.6	$44.6	$44.7	$25.0	$38.5	$25.0
Cash Flow From Operations ($M)	$1.6	$4.6	$5.9	$6.2	$3.5	$6.5	$2.5	($1.0)	$18.3	$11.5
Closing Stock Price	$17.36	$13.87	$17.80	$13.45	$12.53	$12.61	$6.89	$9.01	$13.45	$9.01

The above financials are impacted by rounding to the nearest $0.1M.

1) For comparative purposes, prior year results (with the exception of Cash Flow From Operations), exclude the company's specialty finance leads product, which was divested on December 31, 2016. See appendix for reconciliation.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs, acquisition related expenses, goodwill impairment, plus litigation settlements. See appendix for reconciliation.
3) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

9

autoweb

Balance Sheet Supports Growth

NASDAQ: AUTO

- $25.0 million cash
- $8.0 million revolving line of credit and $1.0 million convertible note
- As of Dec 31, 2016, $106.3 million net operating loss carryforwards
  - $75.8 million federal; $30.5 million state
  - Federal NOLs do not expire until 2025 and beyond

Select Balance Sheet Items

$ Millions	Dec 31, 2017	Dec 31, 2016
Cash & cash equivalents	$25.0	$38.5
Receivables	25.9	33.6
Net deferred tax assets	0.7	19.5
Total assets	**92.9**	**165.3**
Debt	9.0	23.1
Total liabilities	**25.7**	**45.7**
Total stockholders' equity	**67.2**	**119.6**

$25.0 Million in Cash, $106.3 Million in Net Operating Loss Carryforwards

10

autoweb DealerX Platform
NASDAQ: AUTO

RoiQ™

RoiQ
Oct, 25 2017 - Oct, 25 2017
Leads
33
MORE INFO
Calls
48
MORE INFO

Website Dashboard

RoiQ
$17,742
$710
Targeted
2,664
Clicks
503
Impressions
32,236
MORE INFO

Marketing Dashboard

RoiQ
QUALITY
Adblock
BOT30+
BOT40+

Engagement

RoiQ
Visitor #r_jzpwur
Jacksonville, FL
First Seen: a month ago
Last Seen: 14 hours ago
Facebook facebook
l.facebook.com
www.bing.com
2017 toyota highlander
2017 toyota camry
2017 toyota rav4

Visitor Profile

11

High Buy Rates

NASDAQ: AUTO

- **We estimate[1] buy rates** that reflect how many leads submitted by consumers through the AutoWeb network convert to purchases, and how many leads were lost to other dealers
- **Most competitors rely only on feedback from dealers/manufacturers** with minimal attribution
- **Buy rate information provides the ability to drive pricing with dealers,** as well as incremental lead volume
- Internally generated leads account for ~80% of leads sold by AutoWeb

Lead Conversions
(Consumers who Submitted a New Vehicle Lead & Bought New)
33%
19%
15%
14%
10%
3%
Internally-generated AutoWeb leads have a buy rate of 19% -- significantly higher than those we source from 3rd parties or purchase from our competitors
Autobytel.com Website
All AUTO Internally Generated
Other 3rd Party Supplier
Competitor/ Supplier A
Competitor/ Supplier B
Competitor/ Supplier C
80% of Leads Sold by AutoWeb
20% of Leads Sold by AutoWeb (Sourced from 3rd Parties or Competitors)

1) Estimated buy rates based on vehicle registration data and internal analysis. Buy rates are calculated using a three-month rolling average of 90 day close rates.

AutoWeb Internally-Generated Lead Buy Rate is 3x Industry Average of ~6-8%

12

autoweb

Average Buy Rate[1]

NASDAQ: AUTO

- **We have a proven track record** of providing high quality leads
- AutoWeb's leading edge SEM practice featured in several Google White Papers
- We have consistently maintained these high buy rates
  - **Autobytel.com avg. buy rate = 28%**
  - **All internally generated avg. buy rate = 18%**

Buy Rates - Autobytel.com
26%
25%
22%
27%
27%
29%
30%
31%
33%
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17
Q4'17

Buy Rates - All Internally Generated AutoWeb
19%
17%
16%
17%
17%
18%
17%
18%
19%
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17
Q4'17

1) Contribution from Dealix began in 2016.

13

autoweb

Annual Retail Auto Sales Forecast[1]

NASDAQ: AUTO

U.S. LV Sales Forecast – 2008 to 2017E
(millions)
Retail LV Sales
Total LV Sales
-21%
10.4
-19%
8.6
+12%
11.6
+7%
9.2
+9%
12.7
+12%
10.3
+14%
14.5
+14%
11.7
+8%
15.6
+9%
12.8
+6%
16.5
+6%
13.6
+6%
17.5
+5%
14.3
0%
17.5
-1%
14.1
-2%
17.2
-1%
14.0
-1%
17.0
-2%
13.8
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018E

- 2018 U.S. light vehicle sales forecast down slightly to 17.0 million units
  - **Down 1% YoY**
- 2018 U.S. retail light vehicle sales forecast down slightly to 13.7 million units
  - **Down 2% YoY**

1) J.D Power/LMC Automotive

14

autoweb Contact Us
NASDAQ: AUTO

COMPANY CONTACT
Wesley Ozima
SVP, Controller
949-225-4543
WesO@autobytel.com

AUTOWEB, INC.
18872 MacArthur Blvd
Irvine, CA 92612

INVESTOR RELATIONS
Sean Mansouri or Cody Slach
Liolios Group, Inc.
949-574-3860
AUTO@liolios.com

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form here.

15

Appendix

- *Reconciliation Tables*
- *High ROI for Dealers*
- *AutoWeb Leads Drive Car Sales*
- *Market Data*

16

Reconciliation of Specialty Finance Divestiture – Schedule A

NASDAQ: AUTO

($ millions)		2012		2013		2014		2015		2016
Revenue	$	66.8	$	78.4	$	106.3	$	133.2	$	156.7
Finance Leads	$	6.2	$	6.2	$	6.9	$	6.5	$	6.3
Adjusted Revenue	$	60.6	$	72.2	$	99.4	$	126.7	$	150.4

($ millions)		2012		2013		2014		2015		2016
Non-GAAP Income[1]	$	3.7	$	5.1	$	9.3	$	15.4	$	17.3
Finance Leads	$	0.7	$	0.3	$	0.8	$	0.4	$	0.5
Adjusted Non-GAAP Income	$	2.9	$	4.7	$	8.5	$	15.0	$	16.8

		2012		2013		2014		2015		2016
Non-GAAP EPS[2]	$	0.40	$	0.48	$	0.83	$	1.22	$	1.30
Finance Leads	$	0.08	$	0.03	$	0.07	$	0.03	$	0.03
Adjusted Non-GAAP EPS	$	0.32	$	0.45	$	0.76	$	1.19	$	1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs, acquisition related expenses, goodwill impairment, plus litigation settlements. See appendix for reconciliation.

2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

17

autoweb

Reconciliation of Specialty Finance Divestiture – Schedule B

NASDAQ: AUTO

	2016														
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16		
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted
Total Revenues	$ 36.2	$ 1.6	$ 34.6	$ 36.1	$ 1.6	$ 34.6	$ 43.9	$ 1.7	$ 42.2	$ 40.4	$ 1.4	$ 39.0	$ 156.7	$ 6.3	$ 150.4
Cost of revenues	22.6	1.2	21.4	22.2	1.2	21.0	28.2	1.2	26.9	25.8	1.0	24.7	98.8	4.7	94.1
Gross profit	13.6	0.4	13.2	13.9	0.4	13.5	15.8	0.4	15.3	14.6	0.4	14.2	57.9	1.7	56.3
Operating expenses	14.5	0.3	14.2	13.0	0.3	12.7	11.5	0.3	11.2	12.8	0.4	12.4	51.8	1.3	50.5
Operating income (loss)	(0.9)	0.1	(1.0)	0.9	0.1	0.8	4.3	0.1	4.1	1.8	(0.0)	1.9	6.1	0.3	5.8
Interest and other income (expense), net	(0.2)	-	(0.2)	(0.2)	-	(0.2)	(0.2)	-	(0.2)	1.2	-	1.2	0.6	-	0.6
Income (loss) before income tax provision (benefit)	(1.1)	0.1	(1.2)	0.7	0.1	0.6	4.1	0.1	3.9	3.0	(0.0)	3.1	6.7	0.3	6.3
Income tax provision (benefit)[1]	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7
Net income (loss) and comprehensive income (loss)	$ (0.7)	$ 0.1	$ (0.7)	$ 0.4	$ 0.1	$ 0.4	$ 2.7	$ 0.1	$ 2.6	$ 1.4	$ (0.0)	$ 1.4	$ 3.9	$ 0.2	$ 3.7
Non-GAAP Income[2]	$ 2.9	$ 0.1	$ 2.8	$ 3.2	$ 0.1	$ 3.0	$ 6.5	$ 0.2	$ 6.3	$ 4.7	$ 0.0	$ 4.7	$ 17.3	$ 0.5	$ 16.8
Non-GAAP EPS[3]	$ 0.22	$ 0.01	$ 0.21	$ 0.24	$ 0.01	$ 0.23	$ 0.49	$ 0.01	$ 0.47	$ 0.35	$ 0.00	$ 0.35	$ 1.30	$ 0.03	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Tax provision for specialty finance leads standalone is computed using consolidated effective tax rate multiplied by finance leads income before income tax.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs, acquisition related expenses, goodwill impairment, plus litigation settlements. See appendix for reconciliation.
3) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

18

autoweb

Non-GAAP Income & EPS Reconciliation

NASDAQ: AUTO

	2016														
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16		
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted
Net income (loss)	$ (0.7)	$ 0.1	$ (0.7)	$ 0.4	$ 0.1	$ 0.4	$ 2.7	$ 0.1	$ 2.6	$ 1.4	$ (0.0)	$ 1.4	$ 3.9	$ 0.2	$ 3.7
Amortization of acquired	1.4	-		1.4	-		1.5	-		1.4	-		5.7	-	
intangibles			1.4			1.4			1.5			1.4			5.7
Non-cash stock based compensation															
Cost of revenues	0.0	-	0.0	0.0	-	0.0	0.0	-	0.0	0.0	-	0.0	0.1	-	0.1
Sales and marketing	0.6	0.0	0.6	0.3	0.0	0.3	0.4	0.0	0.4	0.4	0.1	0.4	1.8	0.1	1.7
Technology support	0.3	-	0.3	0.1	-	0.1	0.1	-	0.1	0.1	-	0.1	0.6	-	0.6
General and administrative	0.4	-	0.4	0.4	-	0.4	0.5	-	0.5	0.7	-	0.7	2.0	-	2.0
Total non-cash stock-based compensation	1.4	0.0	1.3	0.9	0.0	0.8	0.9	0.0	0.9	1.2	0.1	1.2	4.4	0.1	4.3
Acquisition costs	0.4	-	0.4	0.1	-	0.1	-	-	-	0.0	-	0.0	0.6	-	0.6
Severance costs	0.8	-	0.8	-	-	-	-	-	-	0.5	-	0.5	1.4	-	1.4
Litigation settlements	(0.0)	-	(0.0)	0.0	-	0.0	(0.0)	-	(0.0)	(0.0)	-	(0.0)	(0.1)	-	(0.1)
Gain (loss) on investment	-	-	-	-	-	-	-	-	-	0.8	-	0.8	0.8	-	0.8
Gain on disposal	-	-	-	-	-	-	-	-	-	(2.2)	-	(2.2)	(2.2)	-	(2.2)
Income taxes	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7
Non-GAAP income[1]	$ 2.9	$ 0.1	$ 2.8	$ 3.2	$ 0.1	$ 3.0	$ 6.5	$ 0.2	$ 6.3	$ 4.7	$ 0.0	$ 4.7	$ 17.3	$ 0.5	$ 16.8
Weighted average diluted shares	13,346	13,346	13,346	13,295	13,295	13,295	13,337	13,337	13,337	13,369	13,369	13,369	13,303	13,303	13,303
Non-GAAP EPS[2]	$ 0.22	$ 0.01	$ 0.21	$ 0.24	$ 0.01	$ 0.23	$ 0.49	$ 0.01	$ 0.47	$ 0.35	$ 0.00	$ 0.35	$ 1.30	$ 0.03	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs, acquisition related expenses, goodwill impairment, plus litigation settlements. See appendix for reconciliation.

2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding.

19

High ROI for Dealers

NASDAQ: AUTO

- Given AutoWeb's high conversion rates, our cost per lead model provides a favorable ROI for dealers
- The higher the conversion rate, the greater the price disparity
- Estimated historical average close rate for auto industry is 6-8%
  - **AutoWeb estimated buy rate is 19-33%**
- AutoWeb cost to dealer represents about half of all dealers' normal marketing expense **at $628**[1]

1) National Automobile Dealer Association (NADA), 2016.
2) Calculated with an average cost of $22 per lead.

Average Dealer Cost Per Sale²
$399
$299
$367
$275
$220
$147
$116
Used Cost Per Sale
New Cost per Sale
6% Dealer Close Rate
8% Dealer Close Rate
10% Dealer Close Rate
15% Dealer Close Rate
19% Dealer Close Rate
Competitor
Average Leads Provider
autoweb

Purchasing Leads From AutoWeb Generates a Favorable ROI

20

AutoWeb Leads Drive Car Sales

NASDAQ: AUTO

- Consumers submitting leads via AutoWeb network accounted for 3.8 million+ new retail sales from 2011-2017
  - This represents an **average of ~4% of all U.S. Light Vehicle New Retail Sales from 2011-2017**
- Consumers submitting leads via AutoWeb network accounted for an **average of ~2% of all U.S. used car sales from 2011-2017**
- Consistent growth despite minimal investment in the used car business from 2011-2016

U.S. LV New & Used Retail Sales by AutoWeb Consumers
Retail Used
Retail New
501,688
483,923
590,087
539,775
606,302
614,349
748,404
837,430
610,396
697,918
2013
2014
2015
2016
2017

AutoWeb Consumers Accounted for ~4% of Annual US LV New Retail Sales

21

autoweb

AutoWeb's Large Addressable Market

NASDAQ: AUTO

Total US Automotive Digital Ad Spend Estimate for 2017

$9.13 Billion

$3.33 B
Search & pay-per-click
$3.14 B
Video, media & banner display
$0.83 B
Lead generation & directories

Source: eMarketer.com estimates.

Addressable Market Grows By Entering Pay-per-Click Market

22

All Digital ROI Driven Ad Channels are Growing

NASDAQ: AUTO

Vehicle Digital Ad Spend by Channel

$7billion
$6billion
$5billion
$4billion
$3billion
$2billion
$1billion
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20
Clicks
Display
Leads
Listings

$9B
Market Size 2016

$15B
Market Size 2020

Source: eMarketer.com estimates.

AutoWeb Focusing In Highest Demand Channels

23